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                                                                 EXHIBIT 2.1.1




                     AMENDMENT TO ASSET PURCHASE AGREEMENT


                 AMENDMENT TO ASSET PURCHASE AGREEMENT dated June 4, 1997 ("Amendment to Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), wholly owned by PEC, and WES-TEX DRILLING COMPANY, a Texas corporation ("Wes-Tex").


                                  WITNESSETH:

                 WHEREAS, PEC, PDC and Wes-Tex entered into an Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement"); and

                 WHEREAS, the parties to the Asset Purchase Agreement desire to enter into this Amendment to Agreement to amend the Asset Purchase Agreement in certain respects.

                 NOW, THEREFORE, in consideration of the premises and agreements contained herein and in the Asset Purchase Agreement, the parties agree as follows:

                 1. Section 1.2 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the new Section 1.2:

                          SECTION 1.2  Purchase Consideration.  In
                 consideration for all of Wes-Tex's right, title and interest in and to the Drilling Rigs, Equipment and Rolling Stock and in and to the Real Property and the Leased Property, PDC agrees to pay or deliver to Wes-Tex at the Closing: (i) 7,800 shares of Wes-Tex's Class B Voting Common Stock ("Wes-Tex Class B Stock") for redemption in accordance with the terms thereof in exchange for an undivided interest in the Drilling Rigs, Equipment and Rolling Stock having a value equal to $500,000 plus the value of 173,000 shares of common stock of PEC based upon the Closing price of such common stock as reported on the Nasdaq Stock Market, Inc. National Market on the last trading day immediately prior to the date of the Closing; and (ii) a total of $18,500,000 in cash (the "Cash"), 110,000 shares of common stock of PEC ("PEC Shares") and a Stock Purchase Warrant ("PEC Warrant") to purchase an additional 200,000 shares of PEC common stock with an exercise price of $32.00 per share in exchange for the Real Property, the Leased Property and the remaining undivided interest in the Drilling
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                 Rigs, Equipment and Rolling Stock (the Wes-Tex Class B Stock,
                 Cash, PEC Shares, and PEC Warrant are collectively referred to herein as the "Purchase Consideration").

                 2. Section 6.3 of the Asset Purchase Agreement shall be amended by adding the following new paragraph (j) at the end of Section 6.3:

                          (j) Tax Opinion of Coopers & Lybrand L.L.P. PEC shall have received an opinion of Coopers & Lybrand L.L.P. to the effect that the acquisition of the Wes-Tex Class B Stock by PDC and transfer to Wes-Tex of the Wes-Tex Class B Stock as part of the Purchase Consideration shall have the same tax consequences to PEC and PDC as if the Purchase Consideration consisted solely of cash and common stock of PEC.

                 3. This Amendment to Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts shall have been signed by each of the parties and delivered to the other parties.

                 4. The Asset Purchase Agreement, as amended by this Amendment to Agreement, shall remain in full force and effect.

                 IN WITNESS WHEREOF, PEC, PDC and Wes-Tex have caused this Amendment to Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                        PATTERSON ENERGY, INC.


                                        By:
                                           --------------------------------
                                           Cloyce A. Talbott
                                           Chairman and Chief
                                           Executive Officer
Attest:


-------------------------------------
James C. Brown, Secretary



                    [Signatures continued on following page]




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                                        PATTERSON DRILLING COMPANY


                                        By:
                                           --------------------------------
                                           Cloyce A. Talbott
                                           Chief Executive Officer
Attest:


-------------------------------------
James C. Brown, Secretary


                                        WES-TEX DRILLING COMPANY


                                        By:
                                           --------------------------------
                                           Charles Ezzell
                                           President

Attest:


-------------------------------------
Helen Little, Secretary





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